Exhibit 1.3

$280,000,000

FORBES ENERGY SERVICES LTD.

9% Senior Notes due 2019

PURCHASE AGREEMENT

May 24, 2011

JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Forbes Energy Services Ltd., a Bermuda exempt company (the “Company”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. (the “Initial Purchaser”) $280,000,000 aggregate principal amount of 9% Senior Notes due 2019 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of June 7, 2011, by and among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared a preliminary offering memorandum, dated May 16, 2011 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule I, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Notes (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined below) or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or

“stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein), (iii) any electronic Time of Sale Document or Final Offering Memorandum and (iv) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Notes in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

In connection with the Offering, the Company’s subsidiaries, Forbes Energy Services LLC and Forbes Energy Capital Inc. (together, the “Issuers”) are conducting a tender offer (the “Offer”) and related consent solicitation (the “Consent Solicitation”) for the Issuers’ outstanding $192,500,000 aggregate principal amount of 11% Senior Secured Notes due 2015 (the “2015 Notes”). The Company plans to use the proceeds of the Offering (i) to purchase the 2015 Notes tendered by noteholders in the Offer and to pay the related consent fee pursuant to the Consent Solicitation, or to purchase any 2015 Notes not tendered in a subsequent transaction, (ii) to redeem its First Priority Floating Rate Notes due 2014 (the “First Priority Notes”), (iii) for general corporate purposes and (iv) to pay related fees and expenses.

In connection with the Offering, the Company also proposes to enter into a Senior Secured Revolving Credit Facility (the “Revolving Credit Facility”) to be secured by a perfected first priority lien on specified assets of the Company and the Guarantors as described therein (the “Collateral”).

2. Terms of Offering. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Memorandum to persons (the “Subsequent Purchasers”) whom the Initial Purchaser reasonably believes (i) are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act) and in compliance with the laws applicable to such persons in jurisdictions outside of the United States.

Pursuant to the Indenture, all Domestic Restricted Subsidiaries of the Company shall fully and unconditionally guarantee, on a senior unsecured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee” and, together with the Notes, the “Securities”).

Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”) in the form attached as Exhibit A hereto, to be executed on and dated as of the Closing Date (as hereinafter defined). Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to (i) file with the SEC (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to notes to be offered in exchange for the Notes (the “Exchange Notes”) which shall be identical to the Notes, except that the issuance of the Exchange Notes shall have been registered pursuant to the

Exchange Offer Registration Statement and will not be subject to restrictions on transfer or contain additional interest provisions, (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes, (ii) use all commercially reasonable efforts to cause the Registration Statement or the Shelf Registration Statement, as the case may be, to be declared effective under the Securities Act and (iii) use all commercially reasonable efforts to consummate the Exchange Offer or maintain the effectiveness of the Shelf Registration Statement, in each case, within or for the time periods specified in the Registration Rights Agreement, and subject to the provisions contained therein. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchaser (the “Private Exchange Notes”). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances to be set forth in the Registration Rights Agreement.

This Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Guarantees, the Engagement Letter dated May 9, 2011 (the “Engagement Letter”) between the Company and the Initial Purchaser, the Exchange Notes, the Private Exchange Notes and the Revolving Credit Facility, if executed on or before the Closing Date, are collectively referred to herein as the “Transaction Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.” Nothing in this Agreement should be read to limit or otherwise modify the terms and provisions of the Engagement Letter, provided that, in the event any terms of the Engagement Letter are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern.

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Notes at a purchase price of 97.750% of the aggregate principal amount thereof. Delivery to the Initial Purchaser of and payment for the Notes shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York time, on June 7, 2011 (the “Closing Date”) at the New York offices of Jones Day, 222 East 41st Street, New York, New York 10017 (or such other place as shall be reasonably acceptable to the Initial Purchaser); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof and this Agreement has not otherwise been terminated by the Initial Purchaser in accordance with its terms, “Closing Date” shall mean 10:00 a.m. New York time on the first business day following the satisfaction (or waiver) of all such conditions after notification by the Company to the Initial Purchaser of the satisfaction (or waiver) of such conditions.

The Company shall deliver to the Initial Purchaser one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Notes in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Jones Day, 222 East 41st Street, New York,

New York 10017 (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. New York time one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a)	No Material Misstatement or Omission. (i) The Time of Sale Document, as of the date thereof and at all times subsequent thereto up to the Closing Date, did not, does not and will not contain any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Final Offering Memorandum, at the time of each sale of the Notes and at the Closing Date, as of the date thereof, did not and will not, contain any untrue statement of a material fact, or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each such Company Additional Written Communication (as defined below), when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, that the representations and warranties set forth in this Section 4(c) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Documents or the Final Offering Memorandum or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Initial Purchaser to the Company consists of the information described in Section 12 hereof. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Time of Sale Document, the Final Offering Memorandum or any amendment or supplement thereto, in any jurisdiction. No statement of material fact included in the Final Offering Memorandum has been omitted from the Time of Sale Document and no statement of material fact included in the Time of Sale Document that is required to be included in the Final Offering Memorandum has been omitted therefrom.

(b)	Statistical and Market Data. The statistical and market-related data included under the captions “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” included in the Time of Sale Document and the Final Offering Memorandum are based on or derived from sources that the Company believe to be reliable and accurate in all material respects.

(c)	Subsidiaries. Each corporation, partnership, or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns one hundred percent (100%) of any class of equity securities or interests is listed on Schedule II attached hereto (the “Subsidiaries”).

(d)	Incorporation and Good Standing of the Company and the Subsidiaries. The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing (or local equivalent, if applicable) under the laws of its jurisdiction of organization, (ii) has all requisite corporate or limited liability company power and authority to carry on its business and to own, lease and operate its properties and assets in the manner described in the Time of Sale Document and the Final Offering Memorandum, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Transaction Documents, and (D) the consummation of any of the Transactions contemplated under any of the Transaction Documents (each, a “Material Adverse Effect”).

(e)	Capitalization and Other Stock Matters. All of the issued and outstanding equity interests of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Time of Sale Document and the Final Offering Memorandum (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company and its consolidated subsidiaries. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(f)

The Transaction Documents and the Transactions. Each of the Company and Guarantors that are corporations have all requisite corporate power and authority, and each of the Guarantors that are limited liability companies have all the requisite limited liability company power and authority, to execute, deliver and perform their respective obligations under the Transaction Documents to which they are a party, to issue the Securities and to consummate the Transactions contemplated thereby. Each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company and the Guarantors party thereto, and each of the Transaction Documents, when executed and delivered by the Company and the Guarantors party thereto, will constitute a legal, valid and binding obligation of each of the Company and such Guarantors, enforceable against each of the Company and such Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and (iii) with respect to the rights to indemnity or contribution under the Registration Rights Agreement, federal and state securities laws and public policy considerations. When executed and delivered, the Transaction Documents will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(g)	The Notes. The Notes, when issued, will be in the form contemplated by the Indenture. When executed and delivered by the Company and the Guarantors, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes have each been duly and validly authorized by each of the Company and Guarantors and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(h)	The Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and, when executed by the Guarantors, will have been duly executed, authenticated, issued and delivered and will be legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture and the Registration Rights Agreement, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Guarantees will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(i)	No Liens or Financing Statements. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, as of the Closing Date, there will be no Liens or currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company, Parent or any Subsidiary or any rights thereunder.

(j)

Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”). Neither the Company nor any of the Subsidiaries is (i) in violation of any U.S. federal, state or local statute or law or any foreign statute or law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction, (collectively, “Applicable Law”) of any federal, state, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), except for (i) breach of notice provisions relating to transactions pursuant to which the Company and its subsidiaries were reorganized contained in agreements and instruments evidencing debt to be repaid on the Closing Date with the proceeds of this offering and (ii) any such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Time of Sale Document. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any Transactions contemplated therein, including the issuance and sale of the Notes, will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event (as defined below) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Company or any of its respective Subsidiaries, or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, except in the case of this clause (ii) and (iii), as would not have a Material Adverse Effect. After consummation of the Offering and the other Transactions, no default, event of default or Debt Repayment Triggering Event will exist. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or the Guarantors’ execution, delivery and performance of the Transaction Documents and consummation of the Transactions, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, (ii) as required by the state securities or “Blue Sky” laws, (iii) for such consents, approvals, authorizations, orders, filings or registrations that have been obtained or made and are in full force and effect, (iv) the filing with the SEC of a Statement of Eligibility under the Trust Indenture Act of the Trustee for the Notes on Form T-l, or (v) the filing of a Current Report on Form 8-K with the SEC as may be required under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”), as the case may be, regarding the Transaction Documents and the Transactions. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(k)	No Material Applicable Laws or Proceedings. (i) No Applicable Law shall have been enacted, adopted or issued or shall have been passed, (ii) no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s knowledge, after due inquiry, be pending or contemplated as of the Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the best knowledge of the Company or any of the Subsidiaries, threatened, (A) against or affecting the Company or any of the Subsidiaries, (B) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of the Subsidiaries, (C) relating to environmental or discrimination matters, where in any such case (x) there is a reasonable possibility that any such Proceeding might be determined adversely to the Company, such Subsidiary or such officer or director, (y) any such Proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the Offering or the other Transactions contemplated by this Agreement or (z) any such Proceeding is or would be material in the context of the issuance and sale of any Notes, (D) which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Transaction Documents, the Offering or any of the other Transactions contemplated therein, or (E) which would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Guarantors is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

(l)

All Necessary Permits. Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Time of Sale Document and the Final Offering Memorandum

(“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the respective Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results, or after notice or lapse of time would result in any other material impairment of the rights of the holder of any such Permit; and neither the Company nor any of the Subsidiaries has received, or has any reason to believe that it has received or will receive, any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Document and the Final Offering Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(m)	Title to Properties. Each of the Company and the Subsidiaries has good and marketable title to all real property owned by it and good title to all personal property owned by it and good and marketable and indefeasible title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens). All Applicable Agreements to which the Company or any of its respective Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)	Tax Law Compliance. All Tax returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved (“GAAP”). To the knowledge of the Company, after reasonable inquiry, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. federal, state or local taxes and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(o)

Intellectual Property Rights. Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) used in the conduct of its businesses and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect). The use of such Intellectual Property by the Company or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(p)	Company’s Accounting System. Subject to the material weakness and significant deficiencies described in the Time of Sale Document and the Final Offering Memorandum and in subsection (r) below, the Company makes and keeps accurate books and records and maintains a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(q)	Preparation of the Financial Statements. The audited consolidated financial statements and related notes of the Company and its consolidated subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Securities Act. The financial data set forth under “Summary Historical Combined Financial Information” and “Selected Historical Combined Financial Information” included in the Time of Sale Document and the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods indicated. The pro forma financial information and related notes of the Company and its consolidated subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum have been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith. All other financial, statistical, and market and industry-related data included in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate.

(r)

Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Each of the Company and the Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is disclosed by the

Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and is made known to each of the Company’s chief executive officer and chief financial officer by others within the Company, and, except as described in this subsection (r) and in the Time of Sale Document and the Final Offering Memorandum, such disclosure controls and procedures are effective to perform the functions for which they were established. The statements relating to disclosure controls and procedures made by the chief executive officer and the chief financial officer of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are correct and complete. The Company’s independent auditors and board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly and negatively affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Time of Sale Document accurately describes and the Final Offering Memorandum will accurately describe all of the material weaknesses and significant deficiencies that have been identified by the Company’s independent auditors in their audit of the financial statements of the Company and its consolidated subsidiaries.

(s)	Independent Accountants. Each of BDO USA, LLP and PricewaterhouseCoopers LLP, who have certified and expressed their opinion with respect to the financial statements of the Company (which term as used in this Agreement includes the related notes thereto) contained or to be contained in the Time of Sale Document and the Final Offering Memorandum, are (i) independent public or certified public accountants as required by the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board.

(t)

No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike or labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the equity or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, except for such distributions as have been made to the Company’s equity holders in respect of such equity holders’ allocable portion of taxes payable in respect of the taxable income of the Company and its consolidated subsidiaries as described in the Time of Sale Document and the Final Offering Memorandum, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the knowledge of the Company after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Time of Sale Document and the Final Offering Memorandum. No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review or of any potential or intended review for a possible change that does not indicate the direction of the possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction, or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(u)	Use of Proceeds; Going Concern of the Company. All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Time of Sale Document and Final Offering Memorandum, the Company and each Guarantor (i) will be solvent, (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and Guarantees as contemplated by this Agreement and the Time of Sale Document and the Final Offering Memorandum, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in Applicable Laws.

(v)	Labor Matters. (i) Neither the Company nor any of the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Guarantors, and, to the knowledge of the Company after due inquiry, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, no union organizing or decertification efforts are underway or threatened against the Company or the Guarantors; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or the Guarantors, or, to the knowledge of the Company, after due inquiry, threatened against the Company or the Guarantors; (iv) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (v) to the knowledge of the Company, after due inquiry, there is no threatened or pending liability against the Company or the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or the Guarantors that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Company, after due inquiry, no employee or agent of the Company or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(w)

Compliance with Environmental Laws, etc. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and the Subsidiaries is in compliance with any and all applicable foreign and U.S. federal, state and local laws and regulations relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation laws and regulations relating to the release or threatened release of chemicals, hazardous or toxic substances or wastes, pollutants, contaminants, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Company and the Subsidiaries has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial Proceedings or notices of violation relating to any Environmental Law against the Company or any of the Subsidiaries, (iv) no lien charge, encumbrance, or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (v) no property or facility owned, leased or operated by the Company or any of the Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation Liability Act of 1980, as amended (“CERCLA”) or is listed on the Comprehensive Environmental Response, Compensation, Liability Information System

List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority, (vi) neither the Company nor any of the Subsidiaries is conducting, or is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform, any response or corrective action under any Environmental Law and (vii) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or a Proceeding by any private party or Governmental Authority, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the CERCLA or any comparable Environmental Law. In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs would not, individually or in the aggregate, have a Material Adverse Effect.

(x)	No Restrictions on Payments of Dividends. Except as provided in the Indenture and the Revolving Credit Agreement, if applicable, or as otherwise described in the Time of Sale Document and the Final Offering Memorandum, as of the Closing Date, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(y)	Insurance. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(z)

Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary nor any director, officer, employee or, to the knowledge of the Company, agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(aa)	No Price Stabilization or Manipulation; Compliance with Regulation M, etc. The Company has not and, to its knowledge after reasonable inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, including the Notes or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)), whether to facilitate the sale or resale of any of the Notes or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or (iv) taken any other action that would directly or indirectly violate Regulation M or that would facilitate any short-selling of the securities offered.

(bb)	No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or non-U.S. persons (as defined under Regulation S of the Securities Act) and (ii) the accuracy of the Initial Purchaser’s representations contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Initial Purchaser and in the Exempt Resales.

(cc)	No Applicable Registration or Other Similar Rights; No Other Registration Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any Affiliate (as defined in Rule 501(b) of Regulation D) registered for sale under a registration statement, except for rights (i) contained in the registration rights agreement filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, (ii) contained in the Registration Rights Agreement and (iii) that have been duly waived. No holder of securities of the Company or any of the Subsidiaries other than holders of the Notes will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantors with respect to the Notes pursuant to the Registration Rights Agreement.

(dd)

Notes Eligible for 144A Resale; No Offer and Sale Within Six Months. The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the

Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same or similar class or series as the Notes or any security convertible into any of the Notes have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof), and the Company has no any intention of making, and will not make, an offer or sale of such securities, for a period of six months after the date of this Agreement, except for the offering of the Notes as contemplated by this Agreement and the Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(ee)	No General Solicitation. Neither the Company nor any of its Affiliates nor other persons acting on their behalf has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any Affiliate of the Company and any person acting on their behalf have complied with and will implement the “offering restrictions” within the meaning of such Rule 902); and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Notes, except for this Agreement and the Registration Rights Agreement.

(ff)	No Violation of Section 7 of the Exchange Act. None of the transactions contemplated in the Transaction Documents or the application of the proceeds by the Company or any of the Subsidiaries of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(gg)	Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”). Neither the Company nor any of the Subsidiaries is an “investment company,” as defined in, or that is required to be registered under, the Investment Company Act; neither the Company nor any of the Subsidiaries, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Document and the Final Offering Memorandum, will be an “investment company” as defined in, and that is required to be registered under, the Investment Company Act; and the Company and the Subsidiaries will conduct their respective businesses in a manner so as not to become subject to the Investment Company Act.

(hh)	Brokers. The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the other Transactions, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Initial Purchaser).

(ii)	Money Laundering Laws. The operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj)	Certificates. Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(kk)	Offering Materials Furnished to Initial Purchaser. The Company has delivered to the Initial Purchaser the Time of Sale Document, the Final Offering Memorandum and each Company Additional Written Communication (as hereinafter defined) in such quantities and at such places as the Initial Purchaser has reasonably requested.

(ll)	Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes, or otherwise is prepared to market the Notes, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(mm)	Transaction Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, at the time they were or hereafter are filed with the SEC, complied and will comply, in all material respects with the requirements of the Exchange Act. There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required.

(nn)	Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(oo)

ERISA Matters. Each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act

of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, the Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(pp)	Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(qq)	OFAC. Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, after due inquiry, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

(ss)	Indebtedness to be Refinanced. Set forth on Schedule III hereto is a list of all Indebtedness that is to be paid in full using the proceeds of the Offering and terminated, retired or redeemed, as applicable, on the Closing Date. Set forth on Schedule III opposite the description of each such Indebtedness is the aggregate principal amount of Indebtedness outstanding thereunder.

(tt)	Financial Services and Market Act. The Company has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Initial Purchaser of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority of the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”); provided, however, that an appropriate stabilization legend was not in the Preliminary Offering Memorandum or the Pricing Supplement. The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

5. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees:

(a)	Securities Law Compliance. To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any U.S. state securities or Blue Sky laws (or their equivalent in non-U.S. jurisdictions), and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	Offering Transaction Documents. To (i) furnish to the Initial Purchaser, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c)

Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Securities purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects. The Company and the Guarantors consent to the use by the Initial Purchaser of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Notes or their offering or (B) information that describes the final terms of the Notes or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement.

(d)	Preparation of Amendments and Supplements to Offering Transaction Documents. So long as the Initial Purchaser shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales. The Company will advise the Initial Purchaser promptly of the suspension of any such exemption relating to the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)

Payment of Expenses. Whether or not any of the Offering or the other Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Transaction Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification), (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of the obligations of the Company and the Guarantors under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, and (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with its services to be rendered hereunder including, without limitation, travel and lodging expenses, roadshow or investor presentation expenses, including any chartering of airplanes, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating services, facsimile expenses and other customary expenditures; provided that the fees of counsel to the Initial Purchaser shall be borne by the Initial Purchaser.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds” and not to invest, or otherwise use the proceeds received by the Company from their sale of the Notes in such a manner as would require the Company or any of the Guarantors to register as an investment company under the Investment Company Act.

(h)	Transaction Documents. To do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

(i)	Integration. Not to, and to ensure that no Affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Notes.

(j)	Stabilization or Manipulation. Not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or any other reference security, whether to facilitate the sale or resale of the Notes or otherwise.

(k)	DTC. To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l)	Rule 144(A) Information. For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)	Furnish Trustee and Noteholder Reports. For so long as any of the Notes remain outstanding, except for such documents that are publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System or IDEA system, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of any Company may be listed.

(n)	Additional Offering Materials. Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)	Sale of Restricted Securities. During the one-year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other affiliates (as defined in Rule 144A under the Securities Act) controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

(q)	Good Standing. To deliver to the Initial Purchaser on and as of the Closing Date satisfactory evidence of the good standing (or local equivalent, if applicable) of the Company and the Guarantors in their respective jurisdictions of organization and the good standing (or local equivalent, if applicable) of the Company and the Subsidiaries in such other jurisdictions as the Initial Purchaser may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(r)	Investment Company. The Company and its Subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

6. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

(a) Initial Purchaser Status, Resale Terms. It is a QIB as defined in Rule 144A under the Securities Act and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b) Sale of Restricted Exchange Notes. In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Securities Act; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c) General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Notes to be sold in reliance on Regulation S under the Securities Act, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.

7. Conditions. The obligations of the Initial Purchaser to purchase the Notes under this Agreement are subject to the performance by each of the Company and the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)

Representations, Warranties and Agreements. All the representations and warranties of the Company and the Guarantors contained in this Agreement and in each of the other Transaction Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and each other party to the Transaction Documents (other than the Initial Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Transaction Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect). It is understood and agreed that, for purposes of this Agreement, in the event that the Initial Purchaser determines that a Material Adverse Effect or a Material Adverse Change has occurred and the Company or a Guarantor seeks to dispute such determination, the Company or such Guarantor shall bear the burden of proof to demonstrate by clear and convincing evidence that a Material Adverse Effect or a Material Adverse Change, as applicable, has not occurred.

(b)	Closing Deliverables. The Initial Purchaser shall have received on the Closing Date:

(i)	Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company and the Guarantors, on behalf of the Company and the Guarantors, to the effect that (a) the representations and warranties set forth in Section 4 hereof, in each of the Transaction Documents are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company and the Guarantors have performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither the Company, the Guarantors nor any other Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company, the Guarantors or any other Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchaser may reasonably request.

(iii)	Good Standing Certificates. A certificate evidencing qualification by such entity as a foreign corporation in good standing (or local equivalent, if applicable) issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company and the Guarantors operates as of a date within five days prior to the Closing Date.

(iv)	Solvency Certificate. A certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company in the form of Exhibit B attached hereto.

(v)	Company Counsel Opinion. The opinion of Winstead PC, counsel to the Company, dated the Closing Date, in the form of Exhibit C attached hereto.

(vi)	Bermuda Opinion. Bermuda counsel to the Company listed on Schedule IV hereto shall have furnished to the Initial Purchaser, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit D attached hereto.

(vii)	Initial Purchaser Counsel Opinion. An opinion, dated the Closing Date, of Jones Day, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(viii)	Comfort Letters. The Initial Purchaser shall have received from each of BDO USA, LLP and PricewaterhouseCoopers LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which includes, among other things, a reaffirmation by BDO USA, LLP and PricewaterhouseCoopers LLP, respectively, of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(ix)	Back-Up Certificate. An Officers’ Back-Up Certificate dated as of the date hereof and as of the Closing Date executed by the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of the Company providing back-up disclosure support as specified therein, in form and substance reasonably satisfactory to the Initial Purchaser.

(x)

Proof of Satisfaction and Discharge of Floating Rate Notes. A copy of the notice of redemption and related documentation issued by the Company in connection with the redemption of the Floating Rate Notes pursuant to the terms of the Indenture dated October 2, 2009 (the “Floating Rate Notes Indenture”) or as otherwise agreed in writing with the holders of the Floating Rate Notes and the trustee under the Floating Rate Notes Indenture, and evidence, in form and substance satisfactory to the Initial Purchaser, of the deposit of funds with the trustee under the Floating Rate Notes Indenture in such amount as is sufficient to redeem all of the issued and outstanding Floating Rate Notes in accordance with such notice of redemption and the terms of the Floating Rate Notes Indenture or such other written agreement among the Company, holders of the Floating Rate Notes and the trustee under the Floating Rate Notes Indenture.

(xi)	Proof of Purchase and/or Redemption of 2015 Notes. Pursuant to and in accordance with the terms of the Offer and Consent Solicitation for the 2015 Notes issued under the Indenture dated February 12, 2008, as amended (the “2015 Indenture”), evidence in form and substance satisfactory to the Initial Purchaser, of the purchase of the 2015 Notes that are tendered pursuant to the Offer and payment of the related consent fee in connection with the Consent Solicitation.

(c)	Proof of Release of Collateral. Copies of termination and release letters in respect of the Liens on the Collateral under the terms of the Floating Rate Notes Indenture and, if all of the outstanding 2015 Notes are tendered, the 2015 Indenture, duly executed by the respective trustees and collateral agents, including all Uniform Commercial Code Form UCC-3 termination statements (collectively, the “UCC Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the respective collateral agents (the “Filing Agent”). The Filing Agent shall have acknowledged in writing (i) the Filing Agent’s receipt of all UCC Statements and (ii) that the UCC Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date.

(d)	Executed Transaction Documents. The Initial Purchaser shall have received fully executed originals of each Transaction Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Initial Purchaser), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(e)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of the Initial Purchaser be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Notes.

(f)

No Hostilities. There shall not have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Notes.

(g)	No Suspension in Trading; Banking Moratorium. (i) Trading in the Company’s common stock shall have been suspended by the SEC or the Toronto Stock Exchange or a suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Toronto Stock Exchange or any setting of limitations on prices for securities occurs on any such exchange or market or (ii) the declaration of a banking moratorium by any Governmental Authority has occurred or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that, in the case of clause (i) or (ii) of this paragraph, in the Initial Purchaser’s sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(h)	Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents and the Transactions and all other legal matters relating of the offering, issuance and sale of the Notes and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Initial Purchaser; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

8. Indemnification and Contribution.

(a)	Indemnification by the Company and the Guarantors. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind, as incurred, to which the Initial Purchaser, affiliate, director, officer, employee or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto;

(ii)	the omission or alleged omission to state, in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)	any breach by the Company or any of the Guarantors of their respective representations, warranties and agreements set forth herein or breach of Applicable Law;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and its affiliates, directors, officers, employees and each such controlling persons for any legal or other expenses incurred by the Initial Purchaser or such director, officer employee or controlling person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser to the Company consists of the information described in Section 12 hereof. The indemnity agreement set forth in this Section 8 shall be in addition to any liability that the Company and Guarantors may otherwise have to the indemnified parties.

(b)	Indemnification by the Initial Purchaser. The Initial Purchaser agrees to indemnify and hold harmless the Company and each of the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses, as incurred, to which the Company, such Guarantors or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) have resulted primarily and directly from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company or its agents by the Initial Purchaser specifically for use therein as set forth in Section 12; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company and each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. This indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)	Settlements. No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)

Contribution. In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)	Equitable Consideration. The Company, the Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director, officer and employee of the Company and the Guarantors, and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

9. Termination. Termination. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if the Initial Purchaser shall decline to purchase the Notes for any reason set forth in this Agreement or if any of the events described in the following sections shall have occurred:

(a)	Sections 7(d) (No Material Adverse Change);

(b)	7(e) (No Hostilities); or

(c)	7(f) (No Suspension in Trading; Banking Moratorium).

Any termination pursuant to this Section shall be without liability on the part of (a) the Company or the Guarantors to the Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Section 5(f) hereof or (b) the Initial Purchaser to the Company or the Guarantors, except, in the case of each of clauses (a) and (b), that the provisions of Sections 8 and 10 hereof shall at all times be effective and shall survive such termination.

10. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) the acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

11. Default by the Initial Purchaser. If the Initial Purchaser shall breach its obligations to purchase the Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to the Initial Purchase without liability on the part of the Company. Nothing herein shall relieve the Initial Purchaser from liability for its default.

12. No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Notes. The Company and the Guarantors further acknowledge that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to either the Company, the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to either the Company or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. The Company, the Guarantors and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchaser to the Company and the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company and the Guarantors. The Company and the Guarantors hereby waive and release, to the fullest permitted by law, any claims that either of the Company or the Guarantors may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Information Supplied by Initial Purchaser. Each of the Company and the Guarantors hereby acknowledges that, for purposes of Section 4(a) and Section 8, the only information that the Initial Purchaser has furnished to the Company specifically for use in the Time of Sale Document and the Final Offering Memorandum are the statements set forth in (i) the Pricing Supplement and on the cover page of the Final Offering Memorandum with respect to the price of the Notes and (ii) the first, sixth and seventh sentences of the paragraph under the heading “Stabilization” in the section entitled “Plan of Distribution” in the Time of Sale Document and the Final Offering Memorandum (to the extent such statements relate to the Initial Purchasers).

14. Miscellaneous.

(a)	Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows:

If to the Company, to:

Forbes Energy Services Ltd.

3000 South Business Highway 281

Alice, Texas 78332

Facsimile: (361) 396-1876

Attention: L. Melvin Cooper, Chief Financial Officer and Senior Vice President

with a copy to:

Winstead PC

24 Waterway, Suite 500

The Woodlands, Texas 77380

Facsimile: (281) 681-5901

Attention: R. Clyde Parker, Jr., Esq.

If to the Initial Purchaser, to:

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

Attention: General Counsel

with a copy to:

Jones Day

222 East 41st Street

New York, New York 10017

Facsimile: (212) 755-7306

Attention: Alexander A. Gendzier, Esq.

(or in any case to such other address as the person to be notified may have requested in writing).

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one Business Day after deposit with an overnight courier service; or (iv) five Business Days after deposit in the United States mail, postage prepaid, when mailed, in each case properly addressed to the party to receive the same.

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchaser and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchaser is intended to be a beneficiary of the covenants of the Company and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company and the Guarantors, and each such purchaser shall have the right to take action against the Company and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company and the Guarantors hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchaser and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement, together with the Engagement Letter, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed in the case of amendments, modifications or supplements by all of the signatories hereto and in the case of a waiver or consent, signed in writing by the party giving such waiver or consent.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchaser.

Very truly yours,

FORBES ENERGY SERVICES LTD.

By:	/s/ John E. Crisp
	Name:	John E. Crisp
	Title:	President and Chief Executive Officer

GUARANTORS:

FORBES ENERGY SERVICES LLC

By:	/s/ John E. Crisp
	Name:	John E. Crisp
	Title:	President and Chief Executive Officer

TX ENERGY SERVICES, LLC

By:	/s/ John E. Crisp
	Name:	John E. Crisp
	Title:	President and Chief Executive Officer

C.C. FORBES, LLC

By:	/s/ John E. Crisp
	Name:	John E. Crisp
	Title:	Executive Vice President and Chief Operating Officer

SUPERIOR TUBING TESTERS, LLC

By:	/s/ John E. Crisp
	Name:	John E. Crisp
	Title:	Executive Vice President

FORBES ENERGY INTERNATIONAL, LLC

By:	/s/ John E. Crisp
	Name:	John E. Crisp
	Title:	Executive Vice President and Chief Operating Officer

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:	/s/ Michael Y. Leder
Name: Michael Y. Leder
Title: Managing Director

SCHEDULE I

PRICING SUPPLEMENT

SCHEDULE II

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation
Forbes Energy Services LLC	Delaware
TX Energy Services, LLC	Delaware
C.C. Forbes, LLC	Delaware
Superior Tubing Testers, LLC	Delaware
Forbes Energy International, LLC	Delaware
Forbes Energy Services Mexico, S. de R.L. de C.V.	Mexico
Forbes Energy Services Mexico Servicios de Personal, S. de R.L. de C.V.	Mexico
Forbes Energy Capital Inc.	Delaware

SCHEDULE III

Indebtedness	Principal Amount Outstanding
11% Senior Secured Notes due 2015	$192,500,000
First Priority Floating Rate Notes due 2014	$20,000,000

If there are Guarantors in jurisdictions outside of jurisdictions where primary counsel to the Company is licensed to practice, include the following schedule:

SCHEDULE IV

LOCAL COUNSEL

Bermuda

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B

FORM OF SOLVENCY CERTIFICATE

The undersigned, L. Melvin Cooper, Chief Financial Officer and Senior Vice President of Forbes Energy Services Ltd., a Bermuda corporation (“Borrower”), solely in his capacity as Chief Financial Officer of Borrower and not in any individual capacity, does herby certify as of June 7, 2011, by and among Borrower, the Guarantors and the Initial Purchaser, as follows:

Both immediately before and immediately after the consummation of the transactions to occur on the Closing Date and after giving effect to the use of proceeds described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum:

1.	The fair value of the properties of the Company and the Subsidiaries, taken as a whole, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise;

2.	The present fair saleable values of the property of the Company and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

3.	The Company and the Subsidiaries, taken as a whole, will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

4.	The Company and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date;

5.	Neither the Company nor any Guarantor has incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Transaction Documents with actual intent to hinder, delay or defraud either present or future creditors of the Company and the Subsidiaries or any of their affiliates, as case may be;

6.	In reaching the conclusions set forth in this Certificate, the undersigned has considered such facts, circumstances and matters as the undersigned has deemed appropriate and has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by each of the Company and the Guarantors after consummation of the transactions.

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

B-1

The undersigned understands that the Initial Purchaser is relying on the truth and accuracy of contents of this Certificate in connection with its entering into the Purchase Agreement.

FORBES ENERGY SERVICES LTD.

By:	/s/ L. Melvin Cooper
	Name:	L. Melvin Cooper
	Title:	Chief Financial Officer and
Senior Vice President

B-2

EXHIBIT C

FORM OF OPINION OF

Winstead PC

(i) Each of the Guarantors has been duly formed as a limited liability company and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(ii) Each of the Guarantors has all the limited liability company power and authority to conduct its business and to own, lease and operate its properties and assets as described in the Time of Sale Document and the Final Offering Memorandum, and to execute, deliver and perform its obligations under the Opinion Documents and to consummate the Transactions.

(iii) The Company and each of the Guarantors has been duly qualified for the transaction of business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of the State of Texas.

(iv) All of the issued and outstanding membership or other equity interests of each of the Guarantors have been duly authorized and validly issued, are fully paid and non-assessable, are owned directly or indirectly by the Company and, to our knowledge, are free and clear of all security interests, liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Securities Act and the securities or “Blue Sky” laws of any applicable jurisdiction) or voting (other than the security interests, liens or encumbrances permitted under the Indenture).

(v) The Notes are in the form contemplated by the Indenture and conform in all material respects to the description thereof contained in the Time of Sale Document and the Final Offering Memorandum.

(vi) The execution, delivery and performance of each of the Opinion Documents has been duly and validly authorized by the Company and each of the Guarantors party thereto. Each Opinion Document, when executed and delivered by the Company and each of the Guarantors party thereto, will constitute a legal, valid and binding obligation of the Company and each of the Guarantors party thereto, enforceable against the Company and each of the Guarantors party thereto in accordance with its terms.

(vii) The Indenture is in sufficient form for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”).

(viii) The statements in the Time of Sale Document and the Final Offering Memorandum under the caption “Description of Notes” constitute accurate summaries of the terms of the Notes, the Indenture and the Registration Rights Agreement in all material respects insofar as they purport to constitute summaries of certain terms of such documents.

(ix) The statements in the Time of Sale Document and the Final Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations” constitute accurate summaries of the matters described therein in all material respects insofar as they constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto.

(x) To our knowledge, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no Proceedings pending or threatened overtly in writing to which the Company or any Guarantor is a party or any property of the Company or any Guarantor is the subject that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Opinion Documents or any of the transactions contemplated therein, or (ii) could, if determined adversely to the Company or any Guarantor, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, provided that in connection with the foregoing our investigation has been limited to inquiries of officers and other representatives of the Company and Guarantors and inquiries of attorneys of our firm who have given substantive attention to representation of the Company and Guarantors.

(xi) To our knowledge, neither the Company nor any of the Guarantors is in violation of its Organizational Documents. To our knowledge, neither the Company nor any of the Guarantors is in violation of any U.S. federal law, Delaware corporate or limited liability company law or Texas or New York law or in breach of or default under any of the Applicable Contracts, except in each case as disclosed in the Time of Sale Document and the Final Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To our knowledge, there exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of the organizational documents of the Guarantors or any U.S. federal law, Delaware corporate or limited liability company law or Texas or New York law or (b) a breach of or default under any of the Applicable Contracts or (c) taking into account the Offering and the use of proceeds thereof as described in the Time of Sale Document and the Final Offering Memorandum, could result in the imposition of any penalty or the acceleration of any indebtedness, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) No registration of the Notes is required under the Securities Act in connection with the issuance and sale of the Notes to the Initial Purchaser as contemplated by the Purchase Agreement, the Time of Sale Document and the Final Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchaser in accordance with Section 6 of the Purchase Agreement. Before commencement of the Exchange Offer or effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the TIA, in each case assuming (i) that (1) the purchasers who buy the Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act or (2) the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S under the Securities Act, (ii) the accuracy of such Initial Purchaser’s representations in Section 6 of the Purchase Agreement and those of the Company and the Guarantors contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of the Notes to the Initial Purchaser and the initial resale thereof, and (iii) the due performance by such Initial Purchaser of the agreements set forth in Section 6 of the Purchase Agreement.

(xiii) Neither the execution, delivery or performance by the Company or any Guarantor of the Opinion Documents to which it is a party nor the consummation of any transactions contemplated therein, including the issuance and sale of the Notes, will (i) conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, (ii) require the consent, approval, authorization or order of any Governmental Authority or third party (other than consents already obtained, such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchaser, (iii) result in the imposition of a Lien on any assets of the Company or any Guarantor (except pursuant to the Opinion Documents or the New Credit Facility) pursuant to, or (iv) result in an acceleration of indebtedness pursuant to (A) the Organizational Documents of any Guarantor, (B) the Applicable Contracts, in the case of each of (A) or (B), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) any Applicable Law.

(xiv) Neither the Company nor any of the Guarantors is, nor after giving effect to the issuance of the Notes and the application of the proceeds as described in the Final Offering Memorandum will be, an “investment company” within the meaning of, nor subject to regulation as an investment company, under the Investment Company Act of 1940, as amended. The issuance of the Notes and the application of the proceeds as described in the Final Offering Circular will not entail a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Because the primary purpose of our engagement was not to establish factual matters and many of the statements in the Time of Sale Document and Final Offering Memorandum are wholly or partially non-legal in character, we have not independently verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. We have participated, however, in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent certified public accountants of the Company and representatives of the Initial Purchaser and its counsel, at which conferences the contents of the Time of Sale Document and the Final Offering Memorandum and related matters were discussed. On the basis of the foregoing, we advise you that no facts have come to our attention that would lead us to believe that the Time of Sale Document or the Final Offering Memorandum, as of its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto, or other financial data or accounting information included in the Time of Sale Document and the Final Offering Memorandum.

EXHIBIT D

FORM OF BERMUDA OPINION

(i) The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

(ii) The Company has the necessary corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

(iii) The Company has taken all corporate action required to authorise its execution, delivery and performance of the Transaction Documents. When duly executed and delivered by or on behalf of the Company, the Transaction Documents will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

(iv) The Purchase Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.

(v) The statements contained in the Time of Sale Document and the Final Offering Memorandum under the caption “Capitalization,” to the extent that they constitute statements of Bermuda law, are accurate in all material respects. Based solely upon a review of the register of members of the Company dated                 , prepared by                 , the branch registrar of the Company, the issued share capital of the Company consists of                  shares par value                 , each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and was not issued subject to any statutory preemptive or similar rights.

(vi) No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Transaction Documents, except such as have been duly obtained in accordance with Bermuda law.

(vii) It is not necessary or desirable to ensure the enforceability in Bermuda of the Transaction Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Transaction Documents creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $541 will be payable in respect of the registration.

D-1

(viii) While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Transaction Documents are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

(ix) The Transaction Documents will not be subject to ad valorem stamp duty in Bermuda.

(x) The choice of the Foreign Laws as the governing law of the Transaction Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court consider to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Transaction Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon Parent.

(xi) The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Transaction Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

D-2